Exhibit 99.8

SIXTH AMENDMENT TO

DECLARATION OF THE MOLINA FAMILY TRUST
WITH RESPECT TO SURVIVOR’S TRUST

MARY R. MOLINA hereby declares as follows:

1.                                      Background.

A.                                    C. DAVID MOLINA, M.D., and I, under the name MARY ROSE MOLINA, executed that certain Declaration of Trust of the Molina Family Trust, dated September 19, 1990, and amended such Declaration of Trust pursuant to that certain Clarification of Section 1.04(b), dated November 4, 1990, that certain First Amendment to the Molina Family Trust, dated November    , 1991, that certain Second Amendment to the Molina Family Trust, dated December 19,1994, that certain Third Amendment and Restatement of the Declaration of the Molina Family Trust, dated December 6,1996 and that certain Fourth Amendment to Declaration of the Molina Family Trust, dated December 6, 1996, and I executed that certain Fifth Amendment to Declaration of the Molina Family Trust With Respect to Survivor’s Trust (collectively “Declaration”).

B.                                    Pursuant to paragraph 4.04A of the Declaration, the “Survivor’s Trust” was established following the death of C. DAVID MOLINA, M.D. such trust is also known as the “MARY. R. MOLINA LIVING TRUST.”

C.                                    Pursuant to paragraph 13.02 of the Declaration, I have the ability to amend the Survivor’s Trust, i.e., the MARY R MOLINA LIVING TRUST.

D.                                    By this document, I wish to amend the Survivor’s Trust, i.e., the MARY R. MOLINA LIVING TRUST, to add a certain power for the trustee.

2.                                 Amendment to Survivor’s Trust. Paragraph 12.08 of the Declaration is hereby amended to add the following:

“AA.                     To execute and deliver guarantees, on such terms and conditions as the trustee within the trustee’s discretion deems appropriate,

Sixth Amendment to Declaration of the

Molina Family Trust

With Respect to Survivor’s Trust

of the obligations of Molina Health Care, Inc., a Delaware corporation (“MHI”), owed to its non-employee directors pursuant to indemnification agreements entered into by MHI and such directors, to perform all obligations required under such guarantees, and to take such actions related to the foregoing as deemed appropriate within the discretion of the trustee.”

3.                                 In all other respects, the Declaration shall remain unchanged and in full force and effect.

4.                                 This Sixth Amendment to Declaration of the Molina Family Trust With Respect to Survivor’s Trust and the Acceptance by Co-Trustees set forth below may be executed in counterparts and shall be deemed fully executed when each party has executed a counterpart.

Dated:  July 1, 2003.

/s/ Mary Rose Molina
MARY ROSE MOLINA
ALSO KNOWN AS MARY R. MOLINA

BY:	/s/ Joseph M. Molina, M.D.
JOSEPH MARION MOLINA, M.D.,
ATTORNEY-IN-FACT FOR MARY R. MOLINA

Acceptance by Co-Trustees

I hereby accept the foregoing Sixth Amendment to the Declaration of the Molina Family Trust With Respect to Survivor’s Trust.

Dated: 7/1, 2003.	/s/ Curtis Pedersen
CURTIS PEDERSEN, Co-Trustee

Sixth Amendment to Declaration of the

Molina Family Trust

With Respect to Survivor’s Trust

I hereby accept the foregoing Sixth Amendment to the Declaration of the Molina Family Trust With Respect to Survivor’s Trust.

Dated: July 1, 2003.	/s/ William Dentino
WILLIAM DENTINO, Co-Trustee

Sixth Amendment to Declaration of the

Molina Family Trust

With Respect to Survivor’s Trust